Exhibit 10.22

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS HAVE BEEN OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

AMENDMENT NO. 1 TO DNA DREAMFIELDS COMPANY, LLC
OPERATING AGREEMENT

THIS AMENDMENT NO. 1 TO OPERATING AGREEMENT (the “Amendment No. 1”), dated as of February 9, 2004, is among B-New, LLC, an Ohio limited liability company (“BNEW”), TechCom Group, LLC, a Florida limited liability company (“TechCom”), Buhler, Inc., a Minnesota corporation (“Buhler”), and Dakota Growers Pasta Company, Inc., a North Dakota corporation (“Dakota”) (each of BNEW, TechCom, Buhler and Dakota may be referred to herein as a “Member” and collectively as the “Members”).

WHEREAS, the Members are all of the members of DNA Dreamfields Company, LLC, an Ohio limited liability company (the “Company”), and have entered into a certain Operating Agreement dated October 31, 2003 (the “Operating Agreement”) in respect of, among other things, the management and governance of the Company; and

WHEREAS, in accordance with Section 22 of the Operating Agreement, the Members desire to amend hereby the Operating Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties agree as follows:

1.             The Operating Agreement is hereby amended by:

(a)            deleting in its entirety the first Recital of the Operating Agreement and replacing it with the following:

“WHEREAS, the Members are all of the members of DNA Dreamfields Company, LLC, an Ohio limited liability company (the “Company”), as of the date hereof; and”

(b)            adding the following as the last sentence of Section 2(A)(iv) of the Operating Agreement:

“The Members agree the fair market value of the Brand at the time of contribution to the Company is $*** for both book and tax purposes.”

(c)            deleting the period at the end of the sentence comprising Section 3(E)(i) of the Operating Agreement and adding the following to the end of the sentence comprising Section 3(E)(i) of the Operating Agreement:

“, as determined on a monthly basis.”

(d)           adding the following as a new Section 3(E)(iii)(h) of the Operating Agreement:

*** - Confidential treatment requested.

“(h)         Deductions arising from the amortization of “start-up expenditures” (as defined in Section 195 of the Internal Revenue Code of 1986, as amended) shall be specially allocated to Buhler and Dakota in proportion to their respective capital contributions pursuant to Sections 2(A)(ii) and (iii) hereof to fund such start-up expenditures.”

2.             This Amendment No. 1 may be executed in counterparts which taken together shall constitute one instrument, notwithstanding the fact that all parties have not executed this Amendment No. 1 on the same date or that all signatures do not appear on the same copy.

3.             Except as specifically provided in this Amendment No. 1, the Operating Agreement remains unchanged and in full force and effect.

*   *   *   *   *

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first set forth above.

B-New, LLC

By:	/s/ Mike Crowley

Title:	Principal

TechCom Group, LLC

By:	/s/ Jonathan Anfinsen

Title:	VP of Operations

Buhler, Inc.

By:	/s/ Beat Haeni

Title:	Corp. Development

Dakota Growers Pasta Company, Inc.

By:	/s/ Tim Dodd

Title:	President/CEO